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                                                                 Exhibit 99.j(3)

                              CONSENT OF COUNSEL

        We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of The Tocqueville Trust as filed with the Securities and Exchange Commission on or about February 28, 2001.

/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
February 28, 2001